Exhibit 10.1

SCHOEN PLACE LLC
c/o A.D. Longwell
4 Schoen Place
Pittsford, NY 14534

NaturalNano, Inc.

RE: Amendment No. 1

Pursuant to the terms of a Lease Agreement entered into on the 21st day of August, 2006 in accordance with the laws of New York State and between Schoen Place, LLC (“Landlord”) and NaturalNano, Inc. (“Tenant”) the Landlord and Tenant sign this statement to confirm the commencement and termination dates to accommodate anticipated delivery of possession.

It is hereby agreed that the term of the lease shall commence on March 1, 2007 and shall end on April 30, 2022. It is also agreed that all time periods with respect to Annual Minimum Rent, Terminate Dates and all other matters shall be extended to accommodate the change in the commencement date.

All other provisions of the lease shall remain unchanged and in full force and effect. This amendment shall be governed in all respects by the laws of the State of New York.

Very truly yours,

Schoen Place, LLC

Dated: February 15, 2007	By:	/s/Alden D. Longwell
Alden D. Longwell, Authorized Member

Accepted by the Tenant.

Dated: February 15th, 2007		NaturalNano, Inc.

	By:	/s/ Kathleen A. Browne

	Print Name:	Kathleen A. Browne

	Print Title:	CFO